Exhibit 99.1

Heritage Reports Fourth Quarter and Full-Year 2018 Results

Clearwater, FL – March 1, 2019: Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage” or the “Company”), a property and casualty insurance holding company, today reported its financial results for the quarter and year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Fourth quarter 2018 net income of $3.9 million ($0.15 per diluted share); full year 2018 net income of $27.2 million ($1.04 per diluted share).

•

Retired $155.4 million of debt, while borrowing $114.2 million at a lower interest rate, resulting in over $7 million of annual pre-tax interest savings and lower financial leverage. Quarter-to-date in first quarter 2019, repurchased an incremental $5.8 million principal amount of convertible notes and paid down $10.0 million of revolving credit facility debt, further reducing interest expense and financial leverage; 83% of the convertible notes issued in 2017 have been repurchased, leaving only $23.4 million in principal amount outstanding held by third parties.

•	Expanded Commercial residential product to New Jersey, reflecting revenue synergy associated with NBIC acquisition.

•	Launched partnership with Safeco Insurance, a Liberty Mutual Company, to provide discounts for bundled coastal homeowners and auto policies with NBIC.

•	Focus on underwriting profitability drove a 2.0% year-over-year premiums-in-force reduction to $923.7 million at fourth quarter 2018.

•	$1.3 million of favorable prior year reserve development in the quarter.

•

Board of Directors declared a regular quarterly dividend of $0.06 per share, bringing total dividends declared to $6.4 million and total capital returned to shareholders to $8.4 million for the full year.

Bruce Lucas, the Company’s Chairman and CEO, said, “In the fourth quarter, we enhanced our capital structure, meaningfully reducing interest expense, our debt-to-capital ratio and short interest in our shares. We also received an investment grade issuer rating from Kroll Bond Rating Agency, reflecting our balance sheet strength and favorable operating results. These moves make us a stronger competitor in the markets we operate in, allowing us to more nimbly respond to new business opportunities as they arise, while reducing volatility for our shareholders. Overall, 2018 was an impressive year – we achieved solid profitability despite experiencing three hurricanes and substantial winter storm activity across our multi-state footprint, and incurring non-core charges related to our business acquisition, debt refinancing and NBIC headquarters relocation activities. Our vertically integrated structure continues to serve as an attractive hedge in storm years and our underwriting initiatives are bearing fruit. In 2018, we also became licensed in two new states and expanded Contractors’ Alliance Network and our commercial residential products to the northeast. Our underwriting efforts in areas prone to assignment of benefits (AoB) abuse are benefiting claims trends and we continue to pursue rate increases across our platform where necessary to achieve appropriate margins. I am pleased to report that we launched our much anticipated partnership with Safeco Insurance, a Liberty Mutual Company, in the Northeast where we will provide discounts for bundled home and auto policies in coastal zones. I believe we are well positioned to execute our organic growth strategy in 2019 and look forward to the year ahead.”

Results of Operations

The following table summarizes our results of operations for the three and twelve months ended December 31, 2018 and 2017 (amounts in thousands, except percentages and per share amounts):

	Three Months Ended December 31,						Year Ended December 31,
	2018		2017		Change		2018		2017		Change
Revenue	$124,879		$108,618		15	%	$480,171		$406,623		18	%
Net (loss)/income	$3,928		$(5,048)		NM		$27,155		$(1,119)		NM
Per share	0.15		$(0.18)		NM		$1.04		$(0.04)		NM

Book value per share	$14.43		$14.67		(2)%		$14.43		$14.67		(2)%
Return on equity	3.9	%	(1.5)%		5.4	pts	6.7	%	(0.3)%		7.0	pts

Underwriting summary
Gross premiums written	$221,706		$169,720		31	%	$923,349		$625,565		48	%
Gross premiums earned	$234,028		$183,279		28	%	$926,326		$643,304		44	%
Ceded premiums earned	$(115,396)		$(81,551)		42	%	$(472,144)		$(263,740)		79	%
Net premiums earned	118,632		$101,728		17	%	$454,182		$379,564		20	%
Ceded premium ratio	49.3	%	44.5	%	4.8	pts	51.0	%	41.0	%	10.0	pts

Ratios to Net Premiums Earned:
Loss ratio	50.3	%	44.0	%	6.3	pts	52.3	%	53.1	%	(0.8)	pts
Expense ratio	36.1	%	40.0	%	(3.9)	pts	38.1	%	41.0	%	(2.9)	pts
Combined ratio	86.4	%	84.0	%	2.4	pts	90.4	%	94.1	%	(3.7)	pts

*NM stands for not meaningful

Ratios

Ceded premium ratio. Our ceded premium ratio represents ceded premiums as a percentage of gross premiums earned.

Gross loss ratio. Our gross loss ratio represents net losses and loss adjustment expenses as a percentage of gross premiums earned.

Net loss ratio. Our net loss ratio represents net losses and loss adjustment expenses as a percentage of net premiums earned.

Gross expense ratio. Our gross expense ratio represents policy acquisition costs and general and administrative expenses (“G&A”) as a percentage of gross premiums earned. Ceding commission income is reported as a reduction of policy acquisition costs and G&A expenses.

Net expense ratio. Our net expense ratio represents policy acquisition costs and G&A expenses as a percentage of net premiums earned. Ceding commission income is reported as a reduction of policy acquisition costs and G&A expenses.

Combined ratios. Our gross combined ratio represents the sum of ceded premiums, net losses and loss adjustment expenses, policy acquisition costs and G&A expenses as a percentage of gross premiums earned. Our net combined ratio represents the sum of net losses and loss adjustment expenses, policy acquisition costs and G&A expenses as a percentage of net premiums earned. The combined ratio is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100% generally reflects profitable underwriting results.

Quarterly Financial Results

Net income (loss) for fourth quarter 2018 was $3.9 million compared to $(5.0) million for the prior year quarter. The increase primarily reflects a $34.1 million non-cash, non-deductible charge associated with convertible debt in the prior year quarter and income from hurricane mitigation activity in the current year quarter, partly offset by higher retained catastrophe losses ($17.7 million pre-tax in fourth quarter 2018 vs. $0.4 million in the prior year quarter) and $11.3 million of previously disclosed pre-tax non-core expenses in the current year quarter.

Gross premiums written were $221.7 million in fourth quarter 2018, up 30.6% from $169.7 million in the prior year quarter. The increase stems from inclusion of a full quarter of Narragansett Bay Insurance Company (“NBIC”), acquired on November 30, 2017, partly offset by a decrease in Florida premiums related to exposure management efforts aimed largely at the Tri-County region.

Gross premiums earned were $234.0 million in fourth quarter 2018, up 27.7% from $183.3 million in the prior year quarter. This increase stems from the same items impacting gross premiums written.

The ceded premium ratio was 49.3% in fourth quarter 2018, up 4.8 points from 44.5% in the prior year quarter. The increase is attributable to inclusion of a full quarter of NBIC, which has a higher ceded premium ratio than the legacy Heritage entities due to its quota share reinsurance agreements. Excluding NBIC, the Company’s ceded premium ratio would have improved by 2.6 points year-over-year in fourth quarter 2018, reflecting reinsurance synergies and exposure management efforts.

The net loss ratio was 50.3% in fourth quarter 2018, up 6.3 points from 44.0% in the prior year quarter. The increase relates primarily to a higher ceded premium ratio in the current year quarter due to inclusion of a full quarter of the NBIC quota share reinsurance program, higher retained catastrophe losses and a more conservative initial accident quarter loss pick, partially offset by better reserve development and higher hurricane mitigation income.

The net expense ratio was 36.1% in fourth quarter 2018, down 3.9 points from 40.0% in the prior year quarter. The decrease relates primarily to the benefit of a full quarter of ceding commission income related to the NBIC quota share reinsurance program and lower incurred expenses in the current year quarter.

The net combined ratio was 86.4% in fourth quarter 2018, up 2.4 points from 84.0% in fourth quarter 2017. The increase stems from a higher net loss ratio, partly offset by a lower net expense ratio, as described above.

The 41.4% fourth quarter 2018 effective tax rate is above prevailing statutory tax rates in our operating jurisdictions due to the combined impact of permanent differences and limited pre-tax income.

Full Year Financial Results

Net income (loss) was $27.2 million for the year ended December 31, 2018 compared to $(1.0) million for the prior year. The increase primarily reflects net income associated with inclusion of a full year of NBIC, income from hurricane mitigation activity and the prior year’s inclusion of a $42.2 million non-cash, non-deductible charge related to convertible debt, partly offset by $17.9 million of non-core pre-tax charges and higher retained weather losses in the current year. Gross premiums earned were $926.3 million in 2018 compared to $643.3 million in 2017. The net combined ratio was 90.4% for 2018 compared to 94.1% in 2017.

Book Value Analysis

Book value per share decreased 1.6% to $14.43 at December 31, 2018 compared to the prior year.

	As Of
Book Value Per Share	December 31, 2018	December 31, 2017	December 31, 2016
Numerator:
Common stockholders’ equity	$425,333	$379,816	$357,959

Denominator:
Total Shares Outstanding	29,477,756	25,885,004	28,840,443

Book Value Per Common Share	$14.43	$14.67	$12.41

Conference Call Details:

Monday, March 4, 2019 – 8:30 a.m. ET

Participant Dial-in Numbers Toll Free: 1-888-346-3095

Participant International Dial In: 1-412-902-4258

Canada Toll Free: 1-855-669-9657

Webcast:

To listen to the live webcast, please go to http://investors.heritagepci.com/. This webcast will be archived and accessible on the Company’s website.

HERITAGE INSURANCE HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

(Unaudited)

	December 31,
	2018	2017
ASSETS
Fixed maturity securities, available for sale, at fair value	$509,649	$549,796
Equity securities, available for sale, at fair value	16,456	17,217

Total investments	526,105	567,013
Cash and cash equivalents	250,117	153,697
Restricted cash	12,253	20,833
Accrued investment income	4,468	5,057
Premiums receivable, net	57,000	67,757
Reinsurance recoverable on paid and unpaid claims	317,930	357,357
Prepaid reinsurance premiums	233,071	227,764
Income taxes receivable	35,586	37,338
Deferred policy acquisition costs, net	73,055	41,678
Property and equipment, net	17,998	18,748
Intangibles, net	76,850	101,626
Goodwill	152,459	152,459
Other assets	11,821	19,883

Total Assets	$1,768,713	$1,771,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Unpaid losses and loss adjustment expenses	$432,359	$470,083
Unearned premiums	472,357	475,334
Reinsurance payable	166,975	17,577
Long-term debt, net	148,794	184,405
Deferred income tax	7,705	34,333
Advance premiums	20,000	23,648
Accrued compensation	9,226	16,477
Accounts payable and other liabilities	85,964	169,537

Total Liabilities	$1,343,380	$1,391,394

Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.0001 par value, 50,000,000 shares authorized, 30,083,559 shares issued and 29,477,756 outstanding at December 31, 2018 and 26,560,004 shares issued and 25,885,004 outstanding at December 31, 2017	3	3
Additional paid-in capital	325,292	294,836
Accumulated other comprehensive loss	(6,527)	(3,064)
Treasury stock, at cost, 7,214,797 shares at December 31, 2018 and 7,099,597 sharesat December 31, 2017	(89,185)	(87,185)
Retained earnings	195,750	175,226

Total Stockholders’ Equity	425,333	379,816

Total Liabilities and Stockholders’ Equity	$1,768,713	$1,771,210

HERITAGE INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Comprehensive Income

(Amounts in thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUE:
Gross premiums written	$221,706	$169,720	$923,349	$625,565
Change in gross unearned premiums	12,322	13,559	2,977	17,739

Gross premiums earned	234,028	183,279	926,326	643,304
Ceded premiums	(115,396)	(81,551)	(472,144)	(263,740)

Net premiums earned	118,632	101,728	454,182	379,564
Net investment income	3,576	3,122	13,280	11,332
Net realized (losses) gains	(1,242)	(447)	(2,477)	564
Other revenue	3,912	4,215	15,186	15,163

Total revenue	124,878	108,618	480,171	406,623
EXPENSES:
Losses and loss adjustment expenses	59,650	44,754	237,425	201,482
Policy acquisition costs	26,499	17,806	84,666	83,892
General and administrative expenses	16,377	22,887	88,544	71,714

Total expenses	102,526	85,447	410,635	357,088

Operating income	$22,352	$23,171	$69,536	$49,535
Interest expense, net	4,584	5,047	20,015	13,210
Other non-operating loss, net	11,069	35,334	10,527	42,217

Income (loss) before taxes	$6,699	$(17,210)	$38,994	$(5,892)

Provision for income taxes	2,771	(12,162)	11,839	(4,773)

Net income (loss)	$3,928	$(5,048)	$27,155	$(1,119)

OTHER COMPREHENSIVE INCOME:
Change in net unrealized gains (losses) on investments	1,904	(2,633)	(8,014)	5,688
Reclassification adjustment for net realized investment losses (gains)	2,170	447	2,477	(564)
Income tax benefit (expense) related to items of other comprehensive income	(1,017)	(456)	2,232	(3,170)

Total comprehensive (loss) income	$6,985	$(7,690)	$23,850	$835

Weighted average shares outstanding
Basic	26,350,098	24,280,095	25,941,253	26,798,465

Diluted	26,363,457	24,280,095	26,095,874	26,798,465

Earnings per share
Basic	$0.15	$(0.18)	$1.05	$(0.04)
Diluted	$0.15	$(0.18)	$1.04	$(0.04)

About Heritage

Heritage Insurance Holdings, Inc. is a super-regional property and casualty insurance holding company headquartered in Clearwater, Florida. Through its insurance subsidiaries and a large network of experienced agents, the Company writes over $900 million of gross personal and commercial residential premium across its multi-state footprint.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. This release includes forward-looking statements relating to (i) our ability to execute our organic growth strategy for 2019; (ii) our expectations related to our business strategy; (iii) our beliefs regarding our underwiting guidelines; (iv) our expectations regarding the benefits of our debt restructuring; and (v) our diversification expectations. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the success of the Company’s marketing initiatives; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new federal and state regulations that affect the property and casualty insurance market; the costs of reinsurance and the collectability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; our ability to build and maintain relationships with insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 15, 2018. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Investor Contact:

Arash Soleimani, CFA, CPA

Executive Vice President

727.871.0206

Email: asoleimani@heritagepci.com